Exhibit 10.43

Shenzhen Development Bank
Loan Certificate
July 2, 2007

Applicant	Shenzhen BAK Battery Co., Ltd

Currency	RMB	Amount	150,000,000

Loan Term	From July 2, 2007 to January 2, 2008

Usage	Working Capital

Annual rate	5.85%

Signature of Applicant	Stamp of Applicant	Signature of Shenzhen Development Bank	Stamp of Shenzhen Development Bank

/s/ Xiangqian Li		/s/ Teshang Chen

Signature of the President of Shenzhen Development Bank: /s/ Bo Yu